UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/11/2011

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8375 South Willow Street

Littleton, Colorado 80124

(Address of principal executive offices, including zip code)

(303)-792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	At Innospec Inc.’s (“Innospec” or the “Company”) 2011 annual meeting of shareholders, Innospec’s shareholders approved the

(i)	First Amendment to the Innospec Inc. Performance Related Stock Option Plan 2008 (“PRSOP”);

(ii)	First Amendment to the Innospec Inc. Company Share Option Plan 2008(“CSOP”); and

(iii)	First Amendment to the Innospec Inc. Non-Employee Directors’ Stock Option Plan 2008 (“NEDSOP; the PRSOP, CSOP and NEDSOP are collectively the “Plans”).

These amendments increase the number of shares of Innospec common stock that may be issued under these Plans. As a result, the total number of shares reserved for delivery under the PRSOP increased by 600,000 shares to 1,175,000 shares; the total number of shares reserved for delivery under the CSOP increased by 200,000 shares to 390,000 shares; and the total number of shares reserved for delivery under the NEDSOP increased by 50,000 shares to 135,000 shares. The First Amendment to the PRSOP and the CSOP also added provisions to each such plan intended to enable options granted pursuant to such plans (and cash incentive awards granted pursuant to the PRSOP) to qualify as performance-based compensation within the meaning of Internal Revenue Code Section 162(m).

A more complete description of the Plans is contained in Innospec’s proxy statement dated April 1, 2011, as filed with the Securities and Exchange Commission, under the headings “Background To Proposals 5, 6 and 7,” “Proposal 5 – Approval of the First Amendment to the Innospec Inc. Performance Related Stock Option Plan 2008,” Proposal 6 – Approval of the First Amendment to the Innospec Inc. Company Share Option Plan 2008,” and “Proposal 7 – Approval of the First Amendment to the Innospec Inc. Non-Employee Directors’ Stock Option Plan 2008,” which is hereby incorporated herein by reference.

For the full text of the PRSOP, see Exhibit 10.1 hereto, which is hereby incorporated herein by reference. For the full text of the CSOP, see Exhibit 10.2 hereto, which is hereby incorporated herein by reference. For the full text of the NEDSOP, see Exhibit 10.3 hereto, which is hereby incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Innospec convened its annual meeting of shareholders on May 11, 2011. The matters voted upon and the results of such voting are set forth below:

1. Election and re-election of Directors

Director	For	Withheld	Broker Non-Votes
Milton C. Blackmore	12,364,928	5,394,111	0
Hugh G.C. Aldous	10,553,132	7,205,907	0
Joachim Roeser	11,917,215	5,841,824	0

2. Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
17,466,120	209,197.5	83,721.5	0

3. Advisory vote on the frequency of the advisory vote on executive compensation

One Year	Two Years	Three Years	Abstain
14,605,319.5	16,204	3,066,326	71,189.5

4. Approval of the First Amendment to the Innospec Inc. Performance Related Stock Option Plan 2008

For	Against	Abstain	Broker Non-Votes
11,408,398	6,263,839.5	86,801.5	0

5. Approval of the First Amendment to the Innospec Inc. Company Share Option Plan 2008

For	Against	Abstain	Broker Non-Votes
13,670,163	3,999,104.5	89,771.5	0

6. Approval of the First Amendment to the Innospec Inc. Non-Employee Directors’ Stock Option Plan 2008

For	Against	Abstain	Broker Non-Votes
14,237,376	3,432,568.5	89,094.5	0

After taking into account the results of the shareholder advisory vote on the frequency of say-on-pay conducted at the 2011 annual meeting of shareholders, the Board of Directors decided that it shall be the Company’s policy to submit the compensation of its named executive officers to shareholders for a non-binding advisory vote every year, at least until the next annual meeting of the Company’s shareholders at which an advisory vote on the frequency of say-on-pay votes is conducted.

Item 9.01	Financial Statements and Exhibits

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 13, 2011	By:	ANDREW HARTLEY
Andrew Hartley Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Rules of the Innospec Inc. Performance Related Stock Option Plan as amended by the First Amendment

10.2	Rules of the Innospec Inc. Company Share Option Plan as amended by the First Amendment

10.3	Rules of the Innospec Inc. Non-Employee Directors’ Stock Option Plan as amended by the First Amendment